EXECUTION COPY
                                                                  --------------

                          AGREEMENT AND PLAN OF MERGER

                          Dated as of January 21, 2000

                                      Among

                           eLEC COMMUNICATIONS CORP.,

                        eLEC COMMUNICATIONS SUB I, INC.,

                                       and

                           TELECARRIER SERVICES, INC.,

                                 MICHAEL LAGANA

                                 AND ZINA HASSEL

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of January 21, 2000, by and among ELEC COMMUNICATIONS CORP., a New York corporation ("eLEC" or the "Purchaser"), eLEC COMMUNICATIONS SUB I, INC., a Delaware corporation and a first tier wholly-owned subsidiary of the Purchaser ("Mergeco"), TELECARRIER SERVICES, INC., a Delaware corporation ("Telecarrier"), MICHAEL LAGANA, an individual residing at 26 Grandview Drive, Holmdel, New Jersey 07733, and ZINA HASSEL, an individual residing at 53 Ivanhoe Drive, Manalapan, New Jersey 07726, (Michael Lagana and Zina Hassel are hereinafter sometimes referred to collectively as the "Stockholders" and individually as a "Stockholder").

         WHEREAS,  Telecarrier  is certified  to resell local and long  distance
telecommunications   exchange  services  and  other  public   telecommunications
services anywhere within the States referred to herein;

         WHEREAS, the Stockholders collectively own all of the issued and outstanding shares of capital stock of Telecarrier ("Telecarrier Common Stock");

         WHEREAS, eLEC is the owner of all of the issued and outstanding capital stock of Mergeco; and

         WHEREAS, the Boards of Directors of eLEC and Mergeco, and the Board of Directors of Telecarrier, have approved the merger of Mergeco with and into Telecarrier (the "Merger"), pursuant to which Telecarrier shall be the surviving entity, in accordance with the provisions of applicable law and become a wholly-owned subsidiary of eLEC, and the Stockholders will receive common stock of eLEC in exchange for their shares of Telecarrier capital stock in accordance with the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS
                               -------------------

         As used in this Agreement each of the following terms shall have the following meaning:

         1.01 "AAA" shall have the meaning set forth in Section 9.05(c).

         1.02 "Affiliate" shall mean an affiliate of an individual or entity as the term "affiliate" is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

         1.03  "Acquired  Assets"  shall have the  meaning  set forth in Section
5.15.

         1.04  "Additional  Shares"  shall have the meaning set forth in Section
2.07 (b)(i).

         1.05 "Audit" shall mean any audit, assessment of Taxes, any other examination or claim by any Tax Authority, judicial, administrative or other proceeding or litigation (including any appeal of any such judicial, administrative or other proceeding or litigation) relating to Taxes and/or Tax Returns.

         1.06 "Authorizations" shall have the meaning set forth in Section 5.23(b).

         1.07  "Certificate  of  Merger"  shall  have the  meaning  set forth in
Section 2.04

         1.08 "Claims" shall have the meaning set forth in Section 8.02.

         1.09 "Closing" shall have the meaning set forth in Section 3.01.

         1.10 "Closing Date" shall have the meaning set forth in Section 3.01.

         1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.12 "Commission" shall mean those certain state utility regulatory commissions and the FCC under whose respective authorities the Stockholders and Telecarrier have received Telecommunication Authorizations to offer telecommunication services.

         1.13 "Computer Equipment" shall mean all computer equipment, devices and accessories (including personal computers, workstations, servers, data processing hardware and related telecommunications equipment, media and tools) used in the Telecommunication Business.

         1.14  "Confidential  Information"  shall have the  meaning set forth in
Section 4.01(b).

         1.15 "Damages" shall have the meaning set forth in Section 8.03(a).

         1.16 "Dispute" shall have the meaning set forth in Section 9.05(b).

         1.17 "Effective Time" shall have the meaning set forth in Section 2.04.

         1.18 "eLEC  Commission  Reports"  shall have the  meaning  set forth in
Section 6.06.

         1.19 "eLEC Common Stock" shall mean the common stock, par value $0.10 per share, of eLEC.

         1.20 "Employees" shall have the meaning set forth in Section 5.20(b).

         1.21 "Encumbrance" shall mean any claim, mortgage, pledge, lien, security or other third party right or interest of any kind whatsoever, conditional sales agreement, option, encumbrance or charge of any kind affecting real or personal property.

         1.22 "Environmental Claims" shall mean any and all claims, actions, causes of action, or other written notices by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or civil or criminal penalties) arising out of or resulting from (i) circumstances forming the basis of any violation of any Environmental Laws or (ii) any releases of Hazardous Materials at any real or personal property presently or formerly owned, leased or managed by Telecarrier at any disposal facility which may have received Hazardous Materials generated by Telecarrier.

         1.23 "Environmental Laws" shall mean any applicable federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction, each as in effect on or prior to the Closing Date, relating to the environment, safety or health.

         1.24   "Environmental   Permits"   shall  mean   Permits   required  by
Environmental Laws.

         1.25 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.26 "FCC" shall mean the Federal Communication Commission.

         1.27 "First  Determination  Period" shall have the meaning set forth in
Section 2.07(b)(ii)(A).

         1.28 "GAAP" shall mean generally accepted accounting principles.

         1.29 "Governmental Authority" shall mean the government of the United States or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial regulatory or administrative function of or pertaining to government.

         1.30 "Hazardous Materials" shall include (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls;
(d) any substance exhibiting a hazardous waste characteristic, including but not limited to corrosivity, ignitability, toxicity or reactivity, as well as any radioactive or explosive materials; and (e) any asbestos-containing materials.

         1.31  "Indemnification  Notice"  shall  have the  meaning  set forth in
Section 8.02.

         1.32 "Indemnified Party" shall have the meaning set forth in Section 8.02.

         1.33 "Indemnitor" shall have the meaning set forth in Section 8.02.

         1.34 "Intellectual Property" shall mean all common law and statutory rights and interests in, to and under any patent, trademark, service mark, copyright, trade name or logo-type, trade dress or appearance, any registration, reissue, division, continuation, continuation-in-part or extension of any thereof, any application to register or pending registration of any thereof and any and all goodwill associated therewith.

         1.35 "Investment" shall mean, as applied to any Person, (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any Person and (ii) any capital contribution by such Person to any other Person. 1.36 "Issued Shares" shall have the meaning set forth in Section 2.07(b)(i).

         1.37  "Leased  Property"  shall have the  meaning  set forth in Section
5.17.

         1.38 "Leased Tangible Property" shall mean all machinery, furniture, equipment and other tangible personal property leased by Telecarrier.

         1.36 "Liability" shall have the meaning set forth in Section 5.27.

         1.37 "Material Adverse Effect" shall mean an effect on the business, assets, liabilities, prospects, condition (financial or otherwise) or results of operations of Telecarrier, which effect, either individually or when aggregated with other such effects, is adverse and material.

         1.38 "Merger Consideration" shall have the meaning set forth in Section 2.07(b).

         1.39 "Non-Compete Term" shall have the meaning set forth in Section 4.01(a).

         1.40 "Owned Tangible Property" shall mean all machinery, furniture, equipment and other tangible personal property owned by Telecarrier.

         1.42 "Permit" shall mean any license, franchise, permit, consent, concession, order, approval, authorization or registration from, of or with a governmental entity.

         1.43 "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         1.44 "Plans" shall have the meaning set forth in Section 5.24(a).

         1.45 "Promissory Note" shall have the meaning set forth in Section 2.07(b).

         1.46 "Proprietary Information" shall mean any process, design, formula,
know-how,   information,   invention,  trade  secret,  technology  or  research,
marketing or other data that has not entered the public domain.

         1.47 "Purchaser Affiliate" shall have the meaning set forth in Section 8.03(a).

         1.48  "Real  Property  Permits"  shall  have the  meaning  set forth in
Section 5.17.

         1.49 "Related Documents" shall mean, with respect to any party hereunder, such other agreements, instruments, documents and certificates to be executed and delivered by such party pursuant hereto or in connection with the transactions contemplated hereby or thereby.

         1.50 "Release" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment.

         1.51 "Reserved Shares" shall have the meaning set forth in Section 2.07(b)(i).

         1.52 "Restricted Persons" shall have the meaning set forth in Section 4.01(a).

         1.53 "Satisfaction  Shares" shall have the meaning set forth in Section
4.05 hereof.

         1.54 "Second  Determination Period" shall have the meaning set forth in
Section 2.07(b)(ii)(B).

         1.55 "Securities Act" shall have the meaning set forth in Section 2.07(b) (iv).

         1.56 "Stockholders" shall mean Michael Lagana and Zina Hassel, each individually a "Stockholder."

         1.57  "Stockholder  Affiliates"  shall  have the  meaning  set forth in
Section 8.03(b).

         1.58 "Subsidiary" shall mean with respect to any Person, each entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         1.59 "Subsisting Contract" shall mean any material contract, agreement, commitment, lease or restriction of any kind to which Telecarrier is a party or by which Telecarrier is bound or to which any of Telecarrier's assets are subject, including without limitation Third Party Licenses, telecommunications service agreements, contracts with local exchange carriers, agent contracts, distributors contracts, customer contracts, vendor agreements and billing agreements.

         1.60  "Surviving  Corporation"  shall  have the  meaning  set  forth in
Section 2.01.

         1.61 "Tangible Property" shall mean the Owned Tangible Property and the Leased Tangible Property.

         1.62 "Tangible Property Leases" shall mean any Subsisting Contract granting a right to use Leased Tangible Property.

         1.63 "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, wage, employment, excise, utility, communications, production, occupancy, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, capital levy, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including, without limitation, penalties, additions to tax, and interest attributable thereto (together with any interest on any such interest, penalties and additions to tax).

         1.64 "Tax Authority" shall mean the Internal Revenue Service ("IRS") and any other domestic or foreign authority responsible for the administration of any Taxes.

         1.65 "Tax Laws" shall mean the Code, federal, state, county, local or foreign laws related to Taxes and any regulations or official administrative pronouncements released thereunder.

         1.66 "Tax Returns" shall mean all original and amended Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

         1.67 "Telecarrier Agent" shall have the meaning set forth in Section 2.12.

         1.68 "Telecarrier Common Stock" shall mean all of the issued and outstanding shares of common stock, no par value, of Telecarrier.

         1.69 "Telecommunication Authorization" shall mean all orders, approvals and consents granted by any Governmental Authority, and registrations made with any Governmental Authority, permitting the provision of local or long distance or international telecommunication services.

         1.70 "Telecommunication Business" shall mean the telecommunication services that Telecarrier provides as of the Closing Date or are authorized to provide pursuant to the respective Telecommunication Authorizations that it has been granted.

         1.71 "Third Party License" shall mean the grant to Telecarrier by any Person of any right to use any Intellectual Property Right, Proprietary Information, Program or other intangible personal property.


                                   ARTICLE II
                                   THE MERGER
                                   ----------

         2.01 Surviving Corporation. Upon the terms and subject to the conditions of this Agreement, in a transaction the parties intend to qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Code and in accordance with the Delaware General Corporation Law ("DGCL"), Mergeco shall be merged with and into Telecarrier, and Telecarrier shall be the surviving corporation after the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall remain "Telecarrier Services, Inc." The separate existence of Mergeco shall cease upon the Effective Time.

         2.02 Certificate of Incorporation and Bylaws. From and after the Effective Time, the Certificate of Incorporation and the Bylaws of Telecarrier, each as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws, respectively, of the Surviving
Corporation until thereafter amended in accordance with applicable law or as provided therein.

         2.03 Directors and Officers. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Mergeco immediately prior to the Effective Time. Each director of the Surviving Corporation shall hold office for the balance of his or her unexpired term or his or her earlier death, resignation or removal. The officers of the Surviving Corporation shall be the persons who were the officers of Telecarrier immediately prior to the Effective Time, and such officers shall hold office in accordance with the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         2.04 Effective Time. The Merger shall be effected by filing at the time of Closing, or as soon thereafter as practicable, a certificate of merger (the "Certificate of Merger") executed in accordance with Delaware law, and shall make all other filings and recordings required under Delaware law. The Merger shall become effective (the "Effective Time") upon the acceptance of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later date as specified in the Certificate of Merger.

         2.05     Effect of Merger.

                  (a) Except as otherwise specifically set forth herein, the identity, existence, purposes, powers, franchises, rights and immunities of Telecarrier shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Mergeco shall be merged into Telecarrier, and Telecarrier, as the Surviving Corporation, shall be fully vested therewith. The separate existence and corporate organization of Mergeco (except insofar as may be continued by applicable law) shall cease as of the Effective Time.

                  (b)      At the Effective Time:

                           (i) the rights, privileges,  good will and franchises
and all property, real, personal and mixed, and all debts due on whatever account and all other things in action belonging to Mergeco shall be bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in the Surviving Corporation, by operation of law and without further act or deed, and all property and rights, and all and every other interest of Mergeco shall be as effectively the property, rights and interests of the Surviving Corporation, as they were of Mergeco; and

                           (ii)  no  action  or  proceeding,  whether  civil  or
criminal, pending at the Effective Time by or against either Telecarrier or Mergeco, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, or the Surviving Corporation may be substituted in such action or proceeding in place of Mergeco; and

                           (iii) all rights of employees  and  creditors and all
liens upon the property of Mergeco shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time, and all of the debts, liabilities, obligations and duties of Mergeco shall attach to the
Surviving Corporation, and shall be enforceable against the Surviving Corporation to the same extent as if all such debts, liabilities, obligations and duties had been incurred or contracted by the Surviving Corporation.

         2.06 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of Mergeco acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, Mergeco and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Mergeco or otherwise to take any and all such actions.

         2.07     Conversion of Capital Stock.

                  (a) At the Effective Time, each share of common stock, par value $0.01 per share, of Mergeco outstanding immediately prior to the Effective Time and all rights with respect thereto, by virtue of the Merger and without any action on the part of the stockholders of Mergeco, shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                  (b) (i) At the  Effective  Time and  subject to  subparagraphs
(b)(ii) and (iii) below, each share of Telecarrier Common Stock issued and outstanding immediately prior to the Effective Time and all rights with respect thereto, by virtue of the Merger and without any action on the part of the Stockholders, shall be converted into the right to receive its proportionate share of (A) an aggregate amount of cash equal to $30,000, (B) 500,000 shares of eLEC Common Stock (the "Issued Shares"), of which 400,000 shares shall be issued at Closing and 100,000 shares (the "Reserved Shares") shall be issued upon completion of the audit set forth in subparagraph (b)(iii) below, and (C) 280,000 shares of eLEC Common Stock (the "Additional Shares"), which shares shall be issued in such amounts and at such times as shall be determined pursuant to subsection (b)(ii) below (collectively, the "Merger Consideration"). The parties hereto acknowledge and agree that the fair market value of the eLEC Common Stock to be issued on the date hereof is $3.25 per share, which was the closing price of the eLEC Common Stock on January 20, 2000.

                 (ii)     The Additional Shares shall be issued only as follows:

                           (A) (1) 60,000 of the Additional Shares shall be issued if the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for the twelve month period ending January 31, 2001 (the "First Determination Period") exceed Four Million Dollars ($4,000,000), (2) an additional 60,000 of the Additional Shares shall be issued if the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for the First Determination Period exceed Six Million Dollars ($6,000,000), (3) an additional 80,000 of the Additional Shares shall be issued if the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for the First Determination Period exceed Eight Million Dollars ($8,000,000), and (4) an additional 80,000 of the Additional Shares shall be issued if the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for the First Determination Period exceed Ten Million Dollars ($10,000,000).

                           (B) (1) 60,000 of the Additional Shares, less any Additional Sharespreviously issued pursuant to subsection 2.07(b)(ii)(A) above, shall be issuedif the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for the twelve month period ending January 31, 2002 (the "Second Determination Period") exceed Four Million Dollars ($4,000,000), (2) an additional 60,000 of the Additional Shares, less any Additional Shares previously issued pursuant to subsection 2.07(b)(ii)(A) above, shall be issued if the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for the Second Determination Period exceed Six Million Dollars ($6,000,000), (3) an additional 80,000 of the Additional Shares, less any Additional Shares previously issued pursuant to subsection 2.07(b)(ii)(A) above, shall be issued if the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for the Second Determination Period exceed Eight Million Dollars ($8,000,000), and (4) an additional 80,000 of the
         Additional Shares, less any Additional Shares previously issued pursuant to subsection 2.07(b)(ii)(A) above, shall be issued if the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for the Second Determination Period exceed Ten Million Dollars ($10,000,000).

                           (C) The pro rata portion of the Additional Shares issuable to Michael Laganashall be issued to him in the event his employment with the Purchaser is terminated by the Purchaser without "cause," as defined in his employment agreement with the Purchaser, prior to January 31, 2002, and the pro rata portion of the Additional Shares issuable to Zina Hassel shall be issued to her in the event her employment with the Purchaser is terminated by the Purchaser without "cause," as defined in her employment agreement with the Purchaser, prior to January 31, 2002.

                           (D) Except as provided in subparagraph(b)(ii)(C) above, none of the Additional Shares shall be issued if the net revenues of Telecarrier, determined on a consolidated basis in accordance with GAAP, for each of the First Determination Period and the Second Determination Period is less than Four Million Dollars ($4,000,000). In no event shall more than 280,000 Additional Shares be issued.

                  (iii) (A) Within sixty (60) days following the Closing Date, Greenberg & Company shall, at the expense of the Purchaser, complete an audit of the financial statements of Telecarrier for the year ended December 31, 1999.

                           (B) If the accounting  firm set forth in subparagraph
         (b) (iii)(A) is unable to complete the audit referenced in subparagraph
         (b)(iii)(A) prior to sixty (60) days following the Closing Date for any reason other than through the fault of eLEC, then the aggregate value of the Merger Consideration may be adjusted and reduced, at the sole and absolute discretion of eLEC, to an amount equal to not less than nineteen and one-half percent (19.5%) of the amount of eLEC's consolidated assets, as set forth on the November 30, 1999 balance sheet of eLEC, and the Stockholders shall have no claim to any additional part of the Merger Consideration otherwise payable pursuant to Section 2.07(b).

                           (C)  Any  adjustment  to  the  value  of  the  Merger
         Consideration made pursuant to subparagraph (b)(iii)(B) above may be made by offsetting such amount against all or a portion of the Reserved Shares, as determined in eLEC's sole and absolute discretion. Notwithstanding the foregoing, in any adjustment pursuant to subparagraph (b)(iii)(B), eLEC shall not be limited to offsetting against the Reserved Shares.

                           (D) Following the adjustment, if any, pursuant to subparagraphs (b)(iii)(B) and (C), the Reserved Shares to which the Stockholders are entitled, if any, shall be issued by eLEC to the Stockholders.

              (iv) The Issued Shares and the Additional Shares will be issued pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), shall not be registered pursuant to the Securities Act and shall be subject to certain trading restrictions set forth in Rule 144 of the Securities Act.

              (v) At and after the Effective Time, each Stockholder shall cease to have any rights as a stockholder of Telecarrier, except as otherwise specifically provided in this Section 2.07 (and except for appraisal rights provided under the DGCL), and no transfer of shares of Telecarrier Common Stock shall thereafter be made on the stock transfer books of the Surviving Corporation.

         (c) At the Effective Time, each share of Telecarrier Common Stock held in Telecarrier's treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Telecarrier, be canceled and retired and cease to exist, without any conversion thereof or any payment of any consideration therefor.

         (d) Each share of eLEC Common Stock and all options and warrants to acquire shares of eLEC Common Stock outstanding immediately prior to the Effective Time shall all remain outstanding after the Merger.

         2.08 Approval. Each of Mergeco and Telecarrier shall promptly submit to its respective shareholders for adoption and approval this Agreement and the Merger. Each of Mergeco and Telecarrier shall use its best efforts to cause the Merger to be consummated in accordance with the terms hereof.

         2.09 Exchange of Certificates. From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented Telecarrier Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to the Secretary of eLEC, such holder's pro rata portion of the Merger Consideration.

         2.10 Telecarrier Agent. Telecarrier hereby appoints, and eLEC and Mergeco hereby accept, Michael Lagana to act as Telecarrier's agent (the "Telecarrier Agent") to represent the interests of the Stockholders from and after the Closing Date. The Telecarrier Agent shall perform all duties required to be performed under this Agreement, specifically including Article VIII hereof.

                                   ARTICLE III
                         CLOSING AND PAYMENT OBLIGATION
                         ------------------------------

         3.01 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, simultaneously with the execution and delivery of this Agreement, provided that all of the conditions to Closing set forth in Article VII hereof have been satisfied or waived (by eLEC, in the case of the conditions in Section 7.01, and by the Stockholders in the case of the conditions in Section 7.02). The date of the Closing is sometimes herein referred to as the "Closing Date."

         3.02 Deliveries by Stockholders. Subject to the terms and conditions of this Agreement, the Stockholders agree to deliver (or cause to be delivered) to eLEC at the Closing the following agreements and documents, all satisfactory in form and substance to eLEC and its legal counsel:

              (a) (i) a certificate of Telecarrier's corporate secretary or assistant secretary as to resolutions of its Board of Directors or shareholder action, as required, approving and authorizing the execution, delivery and performance of this Agreement and each of the Related Documents, to the extent a party thereto, and its Certificate of Incorporation and By-laws and all amendments to date as being in full force and effect, with true, correct and complete copies of such resolutions, Certificate of Incorporation and By-laws attached thereto, (ii) an incumbency certificate of Telecarrier's officers executing this Agreement and the Related Documents to which it is a party and
(iii) certificates of good standing of Telecarrier, dated as of a recent date prior to the Closing, issued by the Secretaries of State of Delaware and each of the other jurisdictions listed on Schedule 5.01 hereto;

              (b) all corporate minute and stock books, stock ledgers and c orporate seals of Telecarrier;

              (c) written opinion(s) from counsel to Telecarrier and the Stockholders, dated the Closing Date, addressed to eLEC, in the form attached hereto as Exhibit 3.02(c);


              (d) a duly executed counterpart of the Employment Agreement of Michael Lagana in the form attached hereto as Exhibit 3.02(d), executed by Michael Lagana;

              (e) a duly executed counterpart of the Employment Agreement of Zina Hassel in the form attached hereto as Exhibit 3.02(e), executed by Zina Hassel;

              (f) a complete list of documents delivered to eLEC in connection with the investigation of Telecarrier; and

              (g) such other documents and instruments as in the opinion of counsel for eLEC may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

         3.03 Deliveries by eLEC and Mergeco. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of Telecarrier and the Stockholders contained herein and the covenants regarding non-competition and confidentiality contained or referred to in Section 4.01 hereof, eLEC agrees to deliver to Telecarrier and the Stockholders at the Closing the following:

              (a) a certificate of the corporate secretary or assistant secretary of each of eLEC and Mergeco as to resolutions of its Board of Directors or shareholder action, as required, approving and authorizing the execution, delivery and performance of this Agreement and each of the Related Documents, to the extent a party thereto;

              (b) a written opinion from counsel to eLEC and Mergeco, dated the Closing Date, addressed to Telecarrier and the Stockholders, in the form attached hereto as Exhibit 3.03(b); and

              (c) a duly executed counterpart of the Employment Agreement of Michael Lagana in the form attached hereto as Exhibit 3.02(c), executed by eLEC;

              (d) a duly executed counterpart of the Employment Agreement of Zina Hassel in the form attached hereto as Exhibit 3.02(d), executed by eLEC;


              (e) checks in the aggregate amount of $30,000 in payment of the cash portion of the Merger Consolidation;

              (f) certificates representing 400,000 shares of eLEC Common Stock;

              (g) those documents and shares of eLEC Common Stock issued pursuant to Section 4.05 hereof;

              (h) a duly executed counterpart of a shareholders' agreement in the form attached hereto as Exhibit 3.02(h), duly executed by eLEC; and

              (i) such other  documents  and  instruments  as in the  opinion of
counsel  for  Telecarrier  and  Stockholders  may  be  reasonably   required  to
effectuate the terms of this Agreement and to comply with the terms hereof.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS
                              ---------------------

         4.01     Agreement Not to Compete and to Maintain Confidentiality.

                  (a) For good and valuable consideration, each of the Stockholders agrees that for a period commencing on the date of this Agreement and ending on the later of (i) the third (3rd) (for Michael Lagana) or second
(2nd) (for Zina Hassel) anniversary of the Closing Date or (ii) one year following the expiration of the employment term of such Stockholder (as defined in the respective Employment Agreements of the Stockholders (the "Non-Compete Term"), neither of the Stockholders shall, and each of such Persons shall use their respective best efforts to ensure that any agents, representatives and any other Persons acting on their behalf (the Stockholders and such agents, representatives and other Persons being collectively referred to as the "Restricted Persons") do not, directly or indirectly, for the benefit of any of such Restricted Persons or their respective Affiliates,

                           (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise or by any other means) own, manage, operate, control, participate in, perform services for or otherwise carry on any business or division or line of any business in the United States (A) which engages in a business competitive with or, in the case of Michael Lagana, similar to, the Telecommunication Business, or (B) that has or uses a name (or which offers any product or service having a name) that constitutes any item of intellectual property included in the Intellectual Property Rights or Proprietary Information of eLEC or any of its subsidiaries, including the surviving corporation; provided, however, that it will not be deemed a breach of this clause (i) if all Restricted Persons and their Affiliates collectively hold less than two percent (2%) of any class of security that is publicly traded on a national securities exchange or actively traded in a recognized over-the-counter market;

                           (ii) induce or attempt to persuade any customer of the Purchaser or the Telecommunication Business to terminate its relationship with the Purchaser or Telecarrier or any of their respective Affiliates; or

                           (iii) induce or attempt to persuade any Business Personnel (as defined below) to terminate or to refuse to enter into any employment, agency or other business relationship with the Purchaser in order to enter into any such relationship on behalf of any other organization that engages in a business similar to or competitive with the Telecommunication Business. For purposes of this clause (iii), "Business Personnel" shall mean any Person (A) who is an employee of, or consultant or freelance worker for, any of the Purchaser, Telecarrier or an Affiliate of Purchaser or an Affiliate of Telecarrier or (B) who has been an employee of, or consultant or freelance worker for, any of Purchaser, Telecarrier or an Affiliate of Purchaser or an Affiliate of Telecarrier, within one (1) year prior to such solicitation, employment or engagement.

                  (b)  Each  of  the   Stockholders   acknowledges   that   such
Stockholder has knowledge of certain technical, commercial and marketing information, data and material regarding Telecarrier and the Telecommunication Business (including without limitation lists of customers, product documentation, development work, lead lists, trade secrets and other Proprietary Information of Telecarrier) (the "Confidential Information"). Each Stockholder agrees that the Confidential Information is confidential and proprietary and that a substantial portion of the Merger Consideration is being paid for such Confidential Information and that it represents a substantial investment having great economic and commercial value to the Purchaser, and constitutes a substantial part of the value to Purchaser of the Telecommunication Business. Each Stockholder acknowledges that the Purchaser would be irreparably damaged if any of the Confidential Information was disclosed to, or used or exploited on behalf of, any Person other than Purchaser, Telecarrier or any of their respective Affiliates. Accordingly, each Stockholder covenants and agrees that such Stockholder shall not, and shall use such Stockholder's best efforts to ensure that each other Restricted Person does not, without the prior written consent of the Purchaser, disclose, use or exploit any such Confidential Information, for the benefit of any of such Restricted Persons or of any third party, except that Stockholders may disclose, use or exploit a particular item of Confidential Information if and to the extent (but only if and to the extent) that such item:

                           (i) is or becomes publicly known or generally known in the industry through no act of any Restricted Person;

                           (ii) is required to be disclosed to or by order of a governmental agency or a court of law or otherwise as required by law; provided that prior to any such disclosure notice of such requirement of disclosure is provided to the Purchaser and the Purchaser is afforded the reasonable opportunity to object to such disclosure; or

                           (iii) is required to be disclosed to the parties' attorneys, accountants or other agents or employees working on this transaction.

                  (c) Stockholders hereby expressly acknowledge that the covenants contained in this Section 4.01 are integral to the transactions contemplated by this Agreement and that without the protection of such covenants, Purchaser would not have entered into this Agreement. The Merger Consideration bears no relationship to the damages Purchaser may suffer in the event of any breach of the covenants, and that such covenants contain limitations as to time, geographical area and/or scope of activity to be restrained that are reasonable and necessary to protect the Purchaser's business interests. If this Section 4.01 shall nevertheless for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be enforceable to the extent compatible with applicable laws that shall then apply. Stockholders hereby further acknowledge that money damages will be impossible to calculate and may not adequately compensate the Purchaser in connection with an actual or threatened breach by a Restricted Person of the provisions of this Section 4.01. Accordingly, on their own behalves and on behalf of each of the other Restricted Persons, the Stockholders hereby expressly waive all rights to raise the adequacy of the Purchaser's remedies at law as a defense if the Purchaser seeks to enforce by injunction or other equitable relief the due and proper performance and observance of the provisions of this Section 4.01. In addition, the Purchaser shall be entitled to pursue any other available remedies at law or equity, including the recovery of money damages, in respect of the actual or threatened breach of the provisions of this
Section 4.01.

                  (d) The Stockholders hereby expressly waive any right to assert inadequacy of consideration as a defense to enforcement of the non-competition and confidentiality covenants in this Section 4.01 should such enforcement ever become necessary.

         4.02 Investigation. The Stockholders and Telecarrier agree to cooperate fully with the Purchaser and to give to the Purchaser, its officers, employees, auditors, legal counsel, representatives and agents reasonable access during normal business hours to all such information, documents, premises and employees as the Purchaser considers necessary or advisable for purposes of the Purchaser's investigation of Telecarrier and the Telecommunication Business. The Purchaser agrees to consult with the Stockholders in an effort to establish procedures designed to implement the provisions of this Section 4.02 in order to minimize disruption to the Telecommunication Business.

         4.03     Tax Matters.

                  (a) Tax Returns. The Stockholders shall duly prepare, or cause to be prepared, and file, or cause to be filed at their own expense, on a timely basis all Tax Returns with respect to Telecarrier for any taxable periods ending on or before the Closing Date (the "Pre-Closing Tax Periods"). Such Tax Returns shall be filed on a basis consistent with Telecarrier's past practice in filing its Tax Returns. The Purchaser shall duly prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns with respect to Telecarrier for any taxable periods beginning after the Closing Date (the "Post-Closing Tax Periods") and for any taxable period that includes but does not end on the Closing Date (the "Straddle Period"). Unless Stockholders' written consent is first obtained, the Purchaser shall not take any action that would in any way alter the balance of Taxes owing or Tax refunds or credits obtainable with respect to any Pre-Closing Tax Periods. For purposes of this Agreement, in the case of any Straddle Period, Taxes of Telecarrier (the "Pre-Closing Straddle Tax Liability") for the portion of any Straddle Period (a "Pre-Closing Straddle Period") ending on and including the Closing Date shall, where possible, be computed as if such taxable period ended as of the close of business on the Closing Date. For purposes of the foregoing, any items attributable to a Straddle Period that cannot be taken into account in the manner so provided, as well as any net operating losses attributable to the Straddle Period, shall be allocated to the Pre-Closing Straddle Period for purposes of determining the Pre-Closing Straddle Tax Liability, pro rata, based upon the number of days in the Pre-Closing Straddle Period, as compared to the total number of days in the Straddle Period, provided that if any Straddle Period Tax is based on income, then such allocation shall be based upon the amount of net income of Telecarrier during such Pre-Closing Straddle Period as compared to the total net income in the Straddle Period. Unless otherwise indicated, a Pre-Closing Straddle Period shall be treated as a "Pre-Closing Tax Period" for purposes of this Agreement. If there is a tax Audit adjustment during the Pre-Closing Tax Period that is the result of an income or deduction timing difference, the parties will use best efforts to minimize any potential penalties associated with any additional Tax and Share attributable to the Audit adjustment.

                  (b) Cooperation on Tax Matters. The Purchaser, Telecarrier and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 4.03 (including amended Tax Returns for any tax period prior to the Closing Date (or portions thereof) that the Stockholders may reasonably request the Purchaser to file) and any Audit (including pursuant to
Section 2.07(b)(iii) hereof). Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to such Audit. The Purchaser shall not dispose of any records relating to Taxes paid or payable by Telecarrier and that are attributable to Pre-Closing Tax Periods prior to the later of the expiration of the applicable limitations period on assessment with respect to any such Taxes, the sixth anniversary of the Closing Date or the final resolution of all litigation initiated prior to the sixth anniversary of the Closing Date relating to any such Taxes.

                  (c) Audits. With respect to Audits relating to Pre-Closing Tax Periods (other than Pre-Closing Straddle Periods) (a "Pre-Closing Audit"), the Stockholders shall control all proceedings and may make all decisions taken in connection therewith at the Stockholders' sole discretion, provided that any such proceeding and any such decision taken in connection therewith does not have any adverse effect on any Taxes or Tax Returns relating to any Straddle Period or any Post-Closing Tax Period. Otherwise, no such decision shall be implemented or effectuated without the prior written consent of the Purchaser. The Stockholders shall keep the Purchaser fully apprised of all aspects of any Audit. With respect to any Audits relating to Straddle Periods or Post-Closing Tax Periods, the Purchaser shall control all proceedings and may make all decisions taken in connection therewith at Purchaser's sole discretion. The Purchaser shall keep the Stockholders fully apprised of all aspects of any Audit relating to a Straddle Period.

         4.04 Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of eLEC Common Stock to the public without registration, eLEC agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (b) File with the Securities and Exchange Commission in a timely manner all reports and other documents required of eLEC under the Securities Act and the Exchange Act;

                  (c) Furnish to any Stockholder so long as such Stockholder owns any eLEC Common Stock forthwith upon request a written statement by the Purchaser that it has complied with the reporting requirements of said Rule 144, and of the Exchange Act, a copy of the most recent annual or quarterly report of eLEC, and such other reports and documents so filed by eLEC as may be reasonably requested in availing any Stockholder of any rule or regulation of the Securities and Exchange Commission permitting the selling of any such securities without registration.

         4.05     Satisfaction of Loan Obligations.

                  (a) At the Closing, eLEC shall issue to each of Gregory Lagana and Annette Lagana 16,000 shares of eLEC Common Stock (the "Satisfaction Shares") and shall pay $7,500 in cash to Gregory Lagana and $6,700 in cash to Annette Lagana (collectively, the "Satisfaction Payment") in full satisfaction of the obligations of Telecarrier under the loan agreements entered into between Telecarrier and each of Gregory Lagana and Annette Lagana.

                  (b) eLEC shall cause the release Michael Lagana from his obligations under the guarantees listed on Schedule 4.05(c) within 60 days of the date hereof, and eLEC shall indemnify Michael Lagana against any and all liabilities thereunder.

         4.06 Separateness. On or before April 30, 2000, eLEC shall lend to the Surviving Corporation an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) for working capital purposes. Such loan shall be on a demand basis and shall be at a rate equal to eLEC's cost of funds. At all times prior to January 31, 2002, eLEC shall operate the Surviving Corporation as a separate subsidiary or division, with separate financial statements adequate for the purposes of determining whether the Additional Shares shall vest, and shall operate the Surviving Corporation in a manner reasonably designed to maximize the potential of the vesting of the Additional Shares, subject to its fiduciary duties to its stockholders to run all of its business operations in a reasonable and prudent manner.

         4.07 Bank Accounts. Telecarrier and the Stockholders shall take all actions necessary to amend the corporate banking resolutions or other documents relating to all accounts or arrangements listed on Schedule 5.33 to add Paul H. Riss, a director of the Surviving Corporation and an officer of eLEC, as a signatory and an individual holding a Power of Attorney from Telecarrier.

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                        TELECARRIER AND THE STOCKHOLDERS
                        --------------------------------

         Telecarrier and the Stockholders jointly and severally represent and warrant to eLEC and Mergeco as follows:

         5.01 Organization. Telecarrier is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
Telecarrier does not have any Subsidiaries. Telecarrier has all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on the Telecommunication Business as presently conducted. Telecarrier is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the absence of such qualifications, individually or in the aggregate, would not have a Material Adverse Effect. A list of the jurisdictions in which Telecarrier is so qualified is set forth on Schedule 5.01 hereto.

         5.02     Capital Stock and Related Matters; No Investments.

                  (a) The authorized capital stock of Telecarrier consists of 200 shares of common stock, no par value per share, of which 120 shares are issued and outstanding. The Telecarrier Common Stock constitutes all of the issued and outstanding capital stock of Telecarrier and are held by the Stockholders in the amounts set forth opposite each Stockholder's name on
Schedule 5.02(a) hereto.

                  (b) Telecarrier does not have any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock or containing any profit participation features, nor does it have outstanding any rights or options to subscribe for or purchase its capital stock or any stock securities convertible into or exchangeable for any shares of its capital stock or any stock appreciation rights or phantom stock plans. Telecarrier is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. All of the outstanding shares of Telecarrier capital stock have been validly issued and are fully paid and nonassessable and are owned by the Stockholders free and clear of any Encumbrances.

                  (c) Except as set forth on Schedule 5.02(c) hereof, there are no statutory or contractual stockholders, preemptive rights or rights of refusal with respect to the sale of the Telecarrier Common Stock pursuant to the Merger hereunder. Neither Telecarrier nor the Stockholders have violated any applicable federal or state securities laws in connection with the sale of the Telecarrier Common Stock.

                  (d) Telecarrier does not own or hold any Investment in any other Person.

                  (e)  Each  Stockholder   represents  that  he  or  she  is  an
"accredited investor" as such term is defined in Regulation D under the Securities Act;

                  (f) Each Stockholder understands and acknowledges that (i) he/she may not be able to resell readily the Issued Shares and the Additional Shares purchased hereunder because (A) none of the Issued Shares or the Additional Shares have been registered under the Securities Act and, therefore, the Issued Shares and the Additional Shares can only be resold if they are subsequently registered under the Securities Act or an exemption from such registration is available; and (B) except as provided in the shareholders' agreement referred to in Section 3.03(h), the Purchaser has not agreed to register any of the Issued Shares or the Additional Shares for resale under the Securities Act; and (ii) the issuance of the Issued Shares and the Additional Shares are intended to be exempt from the registration requirements of the Securities Act. No aspect of this Agreement has been reviewed by the Securities and Exchange Commission or the securities regulatory authorities of any state.

                  (g) Each Stockholder is acquiring the Issued Shares and the Additional Shares for his or her own account and not on behalf of other Persons, for investment purposes, and not with a view to distribution or resale to others; neither Stockholder is participating, directly or indirectly, in an underwriting of any such distribution or other transfer of the Issued Shares and the Additional Shares and each Stockholder understands that the Purchaser is relying upon the truth and accuracy of this representation and warranty.

         5.03 Authorization. Telecarrier and each Stockholder have all requisite power and authority (or legal capacity, as the case may be) to enter into this Agreement and the Related Documents to be executed and delivered by Telecarrier or such Stockholder pursuant hereto or in connection with the transactions contemplated hereby or thereby, and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by Telecarrier or such Stockholder to authorize the execution, delivery and performance of this Agreement and the Related Documents of which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

         5.04 Valid and Binding. This Agreement constitutes (and, when executed and delivered at Closing, each Related Document, to the extent that Telecarrier or a Stockholder is a party thereto, will constitute) a valid and binding obligation of Telecarrier or such Stockholder, enforceable against the signatory in accordance with its terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         5.05 No Violation. The execution and delivery of this Agreement and each Related Document by Telecarrier and the Stockholders, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not violate any law or conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon any of Telecarrier's assets under, any provision of (i) the Certificate of Incorporation or Bylaws of Telecarrier, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which Telecarrier or any of the Stockholders is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Telecarrier or any Stockholder or the property or assets of any of them.

         5.06 Consents and Approvals. Except as set forth on Schedule 5.06 and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no Telecommunication Authorization, consent, permit, approval or authorization of, or declaration, filing or registration with, or cooperation from, any Governmental Authority or any court or other tribunal, and no consent or waiver of any party to any Subsisting Contract is required to be obtained by Telecarrier or any Stockholder in connection with the execution, delivery and performance of this Agreement, the Related Documents or the consummation of the transactions contemplated hereby or thereby.

         5.07 Financial Statements. Stockholders and Telecarrier have furnished to eLEC true, correct and complete copies of unaudited consolidated balance sheets and related statements of income of Telecarrier for the fiscal years ended December 31, 1996, 1997 and 1998 and the nine months ended September 30, 1999 (collectively, the "Financial Statements"), copies of which are attached hereto as Schedule 5.07. The Financial Statements have been prepared by Telecarrier on the basis of the books and records maintained by Telecarrier in the ordinary course of business in a manner consistently used and applied throughout the periods involved. The Financial Statements present fairly the assets, liabilities and financial condition of Telecarrier as at the respective dates thereof. The books and records of Telecarrier to which such statements relate fully and fairly reflect bona fide transactions set forth therein..

         5.08 No Adverse Effect or Changes. Since September 30, 1999 until the date of this Agreement, Telecarrier has conducted its business in all respects only in the ordinary course and consistent with past practices. Without limiting the foregoing, except as set forth on Schedule 5.08 hereof, since September 30, 1999 until the date of this Agreement, Telecarrier has not:

                  (a)  suffered  any   Material   Adverse   Effect  and  neither
Telecarrier nor any Stockholder has knowledge of any existing facts which are likely to result in a Material Adverse Effect;

                  (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary and usual course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (c) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business and consistent with past practice of liabilities and obligations incurred in the ordinary and usual course of business and consistent with past practice;

                  (d) permitted or allowed any of Telecarrier's assets to be subjected to any Encumbrance;

                  (e) canceled any debts owing to Telecarrier or waived any claims or rights;

                  (f) sold, transferred or otherwise disposed of any of its assets or properties, except in the ordinary and usual course of business and consistent with past practice;

                  (g) disposed of, or to the best knowledge of the Stockholders, failed to take reasonable steps to protect, or permitted to lapse, any rights for the use of, any Intellectual Property, or disposed of, failed to take reasonable steps to protect, or disclosed to any Person any Proprietary Information or Confidential Information not theretofore a matter of public knowledge;

                  (h) made any change in any method of accounting or accounting practice;

                  (i) written off as uncollectible any notes or accounts receivable, other than in the ordinary course of business consistent with past practice; (j) made any single capital expenditure commitment in excess of $10,000 for additions to property, plant, equipment or intangible capital assets or made capital expenditure commitments in excess of $20,000 in the aggregate for additions to property, plant, equipment or intangible capital assets;

                  (k) made any change in the manner in which products or services have been developed or marketed, except in the ordinary course of business consistent with past practice;

                  (l) had any labor dispute or received notice of any grievance;

                  (m) borrowed or agreed to borrow any funds;

                  (n) paid and/or declared any dividends with respect to its shares of capital stock, whether in cash, shares of capital stock or other property;

                  (o) granted to any officer or employee any increase in compensation or benefits, other than increases of compensation or benefits to employees in the ordinary course of business and consistent with past practice;

                  (p) paid any pension, retirement allowance or other employee benefit not required by any plan, policy or program identified on Schedule 5.24 hereto; (q) adopted, agreed to adopt, or made any announcement regarding the adoption of (i) any new pension, retirement or other employee benefit plan, program or policy or (ii) any amendment to any existing plan, policy or program as identified on Schedule 5.24 hereto, unless required by applicable law;

                  (r) had any of its Acquired Assets affected in any way as a result of fire, explosion or other casualty (whether or not covered by insurance);

                  (s) had any of its assets, including those utilized in connection with the Telecommunication Business, affected in any manner as a result of the Year 2000, unless such effects, in the aggregate, would not have a Material Adverse Effect; or

                  (t) suffered or agreed, whether orally or in writing, to do any of the foregoing.

         5.09 Undisclosed Liabilities. Except for liabilities or obligations disclosed on Schedule 5.09 hereto, Telecarrier does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) in the aggregate in excess of $10,000, except (i) for those arising in the ordinary course of business consistent with past practice under any Subsisting Contract or (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998.

         5.10     Taxes.  Except as set forth on Schedule 5.10:

                  (a) Telecarrier has filed or will timely file all Tax Returns required by applicable law to be filed by it for all Pre-Closing Tax Periods (other than Pre-Closing Straddle Periods), and such Tax Returns that have been filed are, and those Tax Returns to be filed will be, true, correct and complete in all respects. Telecarrier has paid, or will pay, all Taxes required to be paid on or before the Closing Date, or where payment is not yet due, has established or will establish, on or before the Closing Date, an adequate reserve on its books and financial records for the payment of all Taxes due from Telecarrier (including any Pre-Closing Straddle Tax Liability), with respect to any Pre-Closing Tax Period. All Taxes that Telecarrier is or was required by law to withhold, deposit or collect have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant Tax Authority.

                  (b) There are no ongoing Audits of Telecarrier and Telecarrier has not been notified, formally or informally, by any Tax Authority, nor is any Stockholder otherwise aware, that any such Audit is contemplated, threatened or pending. No information regarding any Tax matter has been requested by any Tax Authority and no issue has been raised or is currently pending by any Tax Authority in connection with any of the Tax Returns of Telecarrier.

                  (c) There are no claims, investigations, actions or proceedings pending or, to the knowledge of Telecarrier and the Stockholders, threatened, against Telecarrier by any Tax Authority for any past due Taxes with respect to which Telecarrier would be liable. There has been no waiver of any applicable statute of limitations nor any consent for the extension of the time for the assessment of any Tax against Telecarrier.

                  (d) Telecarrier is not delinquent in the payment of any amount of Taxes and has not received written notice that there are any Tax liens upon any property or assets of Telecarrier.

                  (e) Telecarrier has not agreed to nor is it required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                  (f) Telecarrier is not liable for the Taxes of any Person, including, without limitation, (a) under U.S. Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign law), (b) as a transferee or successor, or (c) by contract, indemnity or otherwise.

                  (g) Telecarrier has never been a party to any Tax sharing agreements, Tax indemnity agreements or other similar Tax sharing arrangements.

                  (h) No claim has ever been received from an authority in a jurisdiction where Telecarrier does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (i) Telecarrier is not required to file income or franchise Tax Returns (or similar type of Tax Returns) in any state other than those listed on Schedule 5.10.

                  (j) Telecarrier has, within the meaning of Section 6662(d)(2)(B)(ii)(I) of the Code, adequately disclosed on its federal income Tax Returns the relevant facts affecting any item or position taken for which substantial authority (within the meaning of Section 6662(d)(2)(B)(i) of the Code) did not exist at the time the return was filed. Telecarrier has not reflected on any Tax Return any item the tax treatment for which there was no "reasonable basis" (within the meaning of Section 6662(d)(2)(B)(ii)(II) of the Code).

                  (k) Telecarrier has provided, or will provide to or make available for review by, Purchaser with copies of: (i) all Tax Returns filed by, or on behalf of, Telecarrier for periods beginning on or after January 1, 1995 (the "Post-1995 Period"); (ii) all notices, protests or other correspondence relating to any Post-1995 Period Taxes or Tax Returns; (iii) any elections or disclosure of any controversial positions filed by or on behalf of Telecarrier with any Tax Authority (whether or not filed with any Tax Return); (iv) any letter rulings, determination letters or similar documents issued by any Tax Authority with respect to Telecarrier; (v) any closing agreement entered into with any Tax Authority; and (vi) Tax Return workpapers.

         5.11 Inventory. All inventory of Telecarrier relating to the Telecommunication Business has been acquired in the ordinary and usual course of business, in the ordinary and customary quantities and amounts, and at then prevailing market prices. The inventory of Telecarrier at December 31, 1998, has been valued at cost or market, whichever is lower, and all damaged or otherwise unmerchantable inventory and all obsolete items of inventory have been written down to realizable market value or adequate reserves have been provided therefor, in a manner consistently used and applied and consistent with past practice. All inventory of Telecarrier, other than that written down in accordance with the preceding sentence, is usable and salable in the ordinary and usual course of business at usual and normal prices.

         5.12 Condition and Sufficiency of Assets. All Tangible Property of Telecarrier is in good operating condition and repair, reasonable wear and tear excepted, and all such Tangible Property is adequate for the uses to which it is being put. None of such Tangible Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Immediately after the Closing, Telecarrier shall own or have a right to use all the assets, properties, rights, know-how, key personnel, processes and ability that are required for or currently used in connection with the operation of its Telecommunication Business as it is currently conducted. Such assets, properties and rights were sufficient to produce the income of the Telecommunication Business as shown on the Financial Statements.

         5.13 Contracts and Commitments. (a) Schedule 5.13 lists all Subsisting Contracts (copies of which have heretofore been delivered to Purchaser) and all currently effective oral agreements and commitments, if any, to which Telecarrier is a party; (i) all such Subsisting Contracts constitute valid and binding agreements of each of the parties thereto, enforceable in accordance with their terms, (ii) with respect to such Subsisting Contracts there are no existing defaults, and, to the best knowledge of Telecarrier and the Stockholders, there is no event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such Subsisting Contracts, (iii) Telecarrier is not restricted by agreement from carrying on in any geographical location the Telecommunication Business as conducted on the Closing Date, (iv) there are no negotiations pending or in progress to revise any Subsisting Contract, and (v) to the best knowledge of Telecarrier and the Stockholders, Telecarrier has not failed to provide products or services under the terms of any customer agreements.

                  (b) Schedule 5.13(b) hereto contains an accurate and complete list of all Tangible Property Leases included in the Telecommunication Business. All such leases are valid, binding and enforceable against each of the parties thereto in accordance with their terms. Such leases are in full force and effect; with respect to each, there are no existing defaults, and, to the best knowledge of Telecarrier and the Stockholders, there is no event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder of a party thereto.

                  (c) Each of the leases for real property to which Telecarrier is a party (the "Leases") and all amendments, modifications and/or extensions thereto are listed on Schedule 5.13(c) hereto. Schedule 5.13(c) hereto also lists, with respect to each Lease, the name of the tenant(s), landlord(s) and whether the Lease is a lease or a sublease. With respect to the Leases, (i) the Leases are in full force and effect, are unmodified (other than as listed on Schedule 5.13(c) hereto) and are binding and enforceable in accordance with their terms; (ii) all rental and other charges payable pursuant to the terms and conditions of the Leases have been paid and no rent has been paid in advance more than 30 days; (iii) there are no charges, offsets or defenses against the enforcement by the lessors thereunder of any agreement, covenant or condition on the part of Telecarrier, as the case may be, to be performed or observed pursuant to the terms of the Leases; (iv) there are no defaults by Telecarrier, of any agreement, covenant or condition on the part of Telecarrier, to be performed or observed pursuant to the terms of the Leases; (v) there are no actions or proceedings pending or to the best of Telecarrier's knowledge, threatened, by any lessor under the Leases; (vi) Telecarrier is not entitled to any free rent, abatement of rent or similar concession under any Lease; (vii) except for the security deposits identified on Schedule 5.13(c) hereto, no lessor holds any deposits for Telecarrier's accounts on any Lease; (viii) the Merger will not constitute a prohibited transfer or assignment under any of the Leases; and (ix) there are no defaults by any of the respective lessors of any agreement, covenant or condition on the part of the lessor to be performed or observed pursuant to the terms of the Leases. Telecarrier does not owns any real property. The current expiration dates and remaining options to extend the Leases are as set forth on Schedule 5.13(c) hereto. Minimum monthly rent and additional rent under the Leases are set forth on Schedule 5.13(c) hereto.

                  (d) Each Third Party License is a valid, legally binding agreement, enforceable against each party thereto in accordance with its terms. Each Third Party License is in full force and effect and, with respect to each, there is no default and, to the best knowledge of Telecarrier and the Stockholders, there is no event which, whether with or without notice, lapse of time, or the occurrence of any other event would constitute a default.

         5.14 Telecommunication Authorizations. Schedule 5.14 sets forth a true, accurate and complete list of all Telecommunication Authorizations held by each of Telecarrier and the Stockholders. All such Telecommunication Authorizations are validly held and in full force and effect and are not subject to any conditions outside the ordinary course. Except for the Telecommunication
Authorizations set forth on Schedule 5.14, there are no Telecommunication Authorizations, whether federal, state, local or foreign, that are necessary for the lawful operation of the Telecommunication Business.

         5.15 Title to the Acquired Assets; Encumbrances; Real Property. Telecarrier has good and marketable title to, or a valid leasehold interest in, the properties and assets included on the September 30, 1999 balance sheet delivered to the Purchaser or acquired thereafter (the "Acquired Assets") free and clear of all Encumbrances, except for properties and assets disposed of in the ordinary course of business since September 30, 1999. The items of Tangible Property of Telecarrier are in good operating condition in all material respects and are fit for use in the ordinary course of business. Telecarrier owns, or has a valid leasehold or other interest in, and after the Closing Telecarrier will continue to own, or have a valid leasehold or other interest in, all assets necessary for the conduct of the Telecommunication Business as presently conducted by Telecarrier and to permit Telecarrier to continue to conduct the Telecommunication Business in all respects in substantially the same manner as the Telecommunication Business has been conducted through the date hereof.

         5.16 Intellectual Property. Schedule 5.16 lists (a) all identifiable Intellectual Property Rights (including where applicable for each such Intellectual Property Right the registration, serial or patent number, the country, the filing and expiration date and the title, mark or class thereof) relating to the Telecommunication Business and (b) all Third Party Licenses to Telecarrier is a party or to which any of its respective assets are otherwise subject, other than shrink-wrap licenses readily available from third-parties.

                  (b) All present and prior versions of the Programs are protected by valid and subsisting statutory copyrights. In no instance has the eligibility of the Programs for protection under applicable copyright law been forfeited to the public domain by omission of any required notice or any other action or inaction.

                  (c) Telecarrier has not promulgated a trade secret protection program, however all source code and Technical Documentation relating to the Programs and Proprietary Information (1) have at all times been maintained in confidence and (2) have been disclosed by Telecarrier only to employees and consultants having a "need to know" the contents thereof in connection with the performance of their duties to Telecarrier.

                  (d) To the knowledge of Telecarrier and the Stockholders, no claims of infringement or other wrongful act have been asserted by any Person with respect to the use by Telecarrier of any Intellectual Property Rights or Proprietary Information (whether or not related to the Telecommunication Business), and to the best of Telecarrier's knowledge there is no valid basis for any such claim. Telecarrier has not, nor has it been alleged to have, infringed upon any Intellectual Property Rights of any other Person or misappropriated or misused any Proprietary Information of any other Person (whether or not related to the Telecommunication Business). Telecarrier has not asserted any claim of infringement, misappropriation or misuse with respect to any of their respective assets, nor is Telecarrier or any of the Stockholders aware of any basis on which to allege such an infringement, misappropriation or misuse. Neither Telecarrier nor any of the Stockholders is aware that any Person is using or attempting to use any of Telecarrier's assets, except pursuant to written permission of Telecarrier granted in the ordinary course of business.

         5.17 Zoning and Land Use Matters. All required licenses, permits, certificates and approvals, including building and use permits, planning permissions and building regulations consents (collectively, the "Real Property Permits"), were obtained and remain valid for the construction, use and occupancy and operation of the property covered by the Leases (the "Leased Property"), except where such failure to obtain or such invalidity would not have a Material Adverse Effect. Each parcel of Leased Property and all improvements located thereon are zoned or have a variance or conditional use permit or valid planning permission for the intended use by the zoning jurisdictions or planning authority in which it is located, and is in full compliance with all conditions and requirements of any building permit, use permits, conditional use permits or zoning classifications, subdivision approvals, zoning restrictions, building codes, environmental zoning and land-use laws and planning permissions, and other applicable national, regional, provincial, state or local laws and regulations and comply with the requirements of all conditions, covenants and restrictions applicable thereto. There are no pending or, to the knowledge of Telecarrier or any of the Stockholders, threatened, actions or proceedings that might prohibit, restrict or impair the use and occupancy of the Leased Property, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any of the Real Property Permits, other than such prohibitions, restrictions, suspensions, revocations, impairments, forfeitures and non-renewals that would not result in a Material Adverse Effect.

         5.18     Environmental Matters.

                  (a)      Compliance.

                           (i) To Stockholders' knowledge, Telecarrier is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not have a Material Adverse Effect;

                           (ii) Telecarrier has not received any written communication from any Person or governmental entity that alleges that Telecarrier is not in compliance with applicable Environmental Laws; and

                           (iii) There have not been any Releases of Hazardous Materials by Telecarrier or, to the knowledge of Telecarrier or any Stockholder, by any non-Affiliate of Telecarrier, at any property currently or formerly owned or operated by Telecarrier that occurred during the period of Telecarrier's ownership or operation of such property, except where such Releases would not have a Material Adverse Effect.

                  (b) Environmental Permits. Telecarrier has all Environmental Permits necessary for the conduct and operation of the Telecommunication Business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and Telecarrier is in compliance with all terms and conditions of all such Environmental Permits and is not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in such compliance and the requirement to make such expenditure would not have a Material Adverse Effect on the Telecommunication Business.

                  (c) Environmental Claims. There are no Environmental Claims pending or, to the knowledge of Telecarrier or any Stockholder, threatened against either Telecarrier, or against any real or personal property or operation that Telecarrier owns, leases or manages.

         5.19 Insurance. Telecarrier maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses, as, to the Stockholders' knowledge, are customary for companies engaged in similar businesses to Telecarrier to protect the employees, properties, assets, businesses and operations of Telecarrier will continue such insurance in effect through the Closing. The insurance policies currently maintained with respect to Telecarrier and its assets and properties are listed on Schedule 5.19 hereto and true and complete copies thereof have been provided to Purchaser. All such policies are in full force and effect, all premiums due and payable thereon have been paid and no written or oral notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. All such policies will remain in full force and effect at least until the Closing Date and will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby.

         5.20 Employees and Labor Relations. (a) (i) There is no labor strike or work stoppage or lockout actually pending, or to the knowledge of Telecarrier and the Stockholders, threatened, against or materially affecting Telecarrier; during the past three years there has not been any such action actually pending against either; and, to the knowledge of Telecarrier and the Stockholders, there has not been any such action threatened against or materially affecting Telecarrier; (ii) none of the employees of Telecarrier is represented by a union or subject to a collective bargaining agreement and, to the knowledge of Telecarrier and the Stockholder, no union organizational campaign is in progress with respect to the employees of Telecarrier and no question concerning representation exists respecting such employees; and (iii) Telecarrier is in compliance in all material respects with all applicable laws respecting employment and employment practices terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. Except as disclosed on Schedule 5.20(a) hereto, there are no agreements or arrangements between Telecarrier and an individual consultant, former consultant, employee or former employee obligating Telecarrier to make any payment to any such individual as a result of the transactions contemplated by this Agreement.

                  (b) Schedule 5.20(b) hereto contains the names of all persons currently employed by Telecarrier in the Telecommunication Business (the "Employees") and accurate details of the material terms of their employment, including an indication of which employees are part-time or temporary employees, current salary, commission, bonus entitlement and profit share arrangements both contractual and discretionary, life insurance, medical or permanent health insurances, date of commencement of employment, and description of their function in the Telecommunication Business.

                  (c) A full copy of the standard terms of the employment of the Employees and a copy of the terms of employment of each Employee employed on terms other than the standard terms is attached hereto as Schedule 5.20(c).

                  (d) There are no loans outstanding from Telecarrier to any of the Employees.

                  (e) To the knowledge of Telecarrier and the Stockholders, Telecarrier or any Stockholder is in breach of the terms of employment of any of the Employees nor so far as Telecarrier or any Stockholder is aware is any Employee in breach of his or her employment relationship.

                  (f) Except as specifically set forth on Schedule 5.20(b), none of the Employees has given or received notice of termination of his or her employment.
                  (g) None of the Employees is the subject of any material disciplinary action nor is any Employee engaged in any grievance procedure and, to the best knowledge of Telecarrier and the Stockholders, there is no matter or fact in existence which can be reasonably foreseen as likely to give rise to the same.

         5.21 Licenses; Permits. Telecarrier has duly obtained and now holds all licenses, permits and authorizations issued or granted by national, regional, state or local Governmental Authorities or agencies, including the Commission, which are necessary or desirable for the conduct of the Telecommunication Business by Telecarrier. Telecarrier has complied in all material respects with all requirements in connection therewith and, except as indicated on Schedule 5.06, the same will not be subject to suspension, modification or revocation as a result of this Agreement or the consummation of the transactions contemplated hereby.

         5.22 Litigation. (a) There is no action, proceeding or investigation pending or, to the best knowledge of Telecarrier or any Stockholder, threatened:

                           (i)  that  is or  may be  brought  against  or  which
involves Telecarrier or the Telecommunication Business or which arises from any act or omission by any present or former officer, director, agent or employee of Telecarrier;

                           (ii) that questions or challenges the validity of, or
seeks damages or equitable relief on the basis of, this Agreement or any action taken or to be taken by Telecarrier or any Stockholder pursuant to this Agreement or in connection with the transactions contemplated hereby; or

                           (iii) that  might  affect the right of eLEC after the
Closing Date to conduct the Telecommunication Business as presently conducted; nor to the knowledge of Telecarrier or any Stockholder is there any valid basis for any such action, proceeding or investigation.

                  (b) None of Telecarrier or any Stockholder knows of any facts that could reasonably be expected to serve as the basis for any action, proceeding or investigation against itself (or the eLEC upon consummation of the Merger), its present or former directors, officers, or employees, affecting, involving, or relating to the Telecommunication Business or the assets of either Telecarrier.

         5.23 Court Orders, Decrees, and Laws. (a) There is no outstanding or, to the best knowledge of Telecarrier or any Stockholder, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Telecarrier affecting, involving or relating to the Telecommunication Business. Telecarrier is not in violation of any applicable federal, state or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree affecting, involving or relating to the Telecommunication Business except where noncompliance has no Material Adverse Effect on the Telecommunication Business (including under ownership by Purchaser), and Telecarrier has not received any notices of any allegation of any such violation. The foregoing shall be deemed to include laws and regulations relating to the federal patent, copyright, and trademark laws, state trade secret an unfair competition laws, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulations, safety (including OSHA), environmental (including wetlands), antipollution, building, zoning or health laws, ordinances and regulations.

                  (b) Schedule 5.23(b) sets forth, with respect to Telecarrier, all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local Governmental Authorities, including the Commission (the "Authorizations"). The Authorizations constitute all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local Governmental Authorities, including the Commission, that are required for the ownership and use of the assets of Telecarrier and the conduct of the Telecommunication Business under federal, state, and local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree. Telecarrier is in compliance with all terms and conditions of such required Authorizations. All of the Authorizations are in full force and effect, and to the best of Telecarrier's knowledge, no suspension or cancellation of any of them is being threatened, nor will any of the Authorizations be affected by the consummation of the transactions described in this Agreement. Telecarrier is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder relating to or affecting the Telecommunication Business, except where such noncompliance would not have a Material Adverse Effect.

         5.24     Employee Benefit Plans; ERISA.

                  (a) Schedule 5.24 hereto contains a list of each employment, consulting, bonus, deferred compensation, incentive compensation, severance, termination or post-employment pay, disability, hospitalization or other medical, dental, vision, life or other insurance, stock purchase, stock option, stock appreciation, stock award, pension, profit sharing, 401(k) or retirement plan, agreement or arrangement, and each other employee benefit plan or arrangement arising out of the employment or the termination of employment of an employee, former employee, retiree or sales personnel by Telecarrier, whether written or oral, tax-qualified under the Code, and the rules and regulations promulgated thereunder or non-qualified, whether covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or not, maintained or contributed to by Telecarrier covering its employees, former employees, retirees or sales personnel (collectively, "Plans"). Telecarrier has no oral or written formal or informal plan or commitment, whether covered by ERISA or not, to create any additional plan, agreement or arrangement or to modify or change any existing Plan in any manner that would affect any of its employees, former employees, retirees or sales personnel. Telecarrier has made available to Purchaser true and complete copies of the Plans, the trusts and other contracts (including any amendments to any of the foregoing) relating to the Plans and all other relevant documents governing or relating to the Plans in effect on the date hereof (including without limitation, the latest summary plan description, the latest annual report (and all attachments) filed with the Internal Revenue Service with respect to each of the Plans, and the latest favorable determination letter issued by the Internal Revenue Service for each of the Plans as applicable). Telecarrier has delivered to Purchaser annual expenses for wages, sales commissions, bonuses, group health plan, 401(k) plan, long-term incentive plan and other employee benefits for the last three fiscal years.

                  (b) Any Plan, including but not limited to any Plan that was an "employee pension benefit plan" covered by Section 3(2) of ERISA, that Telecarrier ever sponsored or maintained, or in which Telecarrier ever participated or contributed, on behalf of its employees, former employees, retirees or sales personnel which was subsequently terminated was terminated in compliance with the requirements of the Code and ERISA and Telecarrier has not incurred any liability with respect to such plan or the termination of such Plan that is due and owing and has not yet been satisfied under the terms of the Plan, the Code, ERISA or any other law or regulation pursuant to which the Purchaser may incur liability or have liability attributed to it under any federal, state or local law as a result of the consummation of the transactions contemplated by this Agreement. Telecarrier does not maintain, nor has it ever maintained or contributed to, a "multiemployer plan", as that term is defined in
Section 3(37) of ERISA. No amount is due or owing from Telecarrier on account of a "multiemployer plan" or on account of any withdrawal therefrom.

                  (c) Full payment has been made of all amounts other than routine claims for benefits which Telecarrier is required to pay under the terms of any Plan, or such amount has been accrued in accordance with GAAP.

                  (d) Each of the Plans is and has been operated and administered in all material respects in accordance with applicable laws, including but not limited to, ERISA and the Code, and all required governmental filings and material participant disclosures have been made on a timely basis. Each Plan subject to Section 401(a) of the Code has received a favorable determination from the IRS that the Plan satisfies the requirements of Section 401(a) of the Code, and to the best of Telecarrier's and each Stockholder's knowledge no facts exist which could reasonably be expected to adversely affect the tax-qualified status of any such Plan.

                  (e) There are no pending, or to the best knowledge of Telecarrier or any Stockholder, pending, threatened or anticipated claims, litigation, administrative actions or proceedings against or otherwise involving any of the Plans or related trusts, or any fiduciary thereof, by any governmental agency, or by any employee, former employee, retiree or sales personnel or by any participant or beneficiary covered under any of the Plans, or otherwise involving the Plans (other than routine claims for benefits). There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof in that capacity.

                  (f) Each Plan that is a "group  health  plan" (as  defined  in
Section 607(1) of ERISA) has been operated in compliance with the provisions of COBRA (Section 4980B of the Code), the Health Insurance Portability and Accountability Act of 1996 and any applicable similar state law. Each Plan that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA may be terminated after the Closing Date in accordance with the terms of any underlying contract without liability to Telecarrier other than liabilities relating to claims incurred prior to the effective date of the termination of such Plan. In addition, except as provided in Schedule 5.24(f), Telecarrier does not currently provide nor has it ever provided for post-retirement or post-employment benefits, including but not limited to, severance, salary continuation, termination, disability, death, or retiree health or medical benefits except as required by applicable law.

                  (g) The consummation of the transactions contemplated by this Agreement will not, of itself, entitle any current or former employee of Telecarrier to severance pay, unemployment compensation or any similar payment or accelerate the time of payment or vesting, or increase the amount of compensation due to, or in respect of, any current or former employee.

         5.25 Customers and Suppliers. (a) Schedule 5.25(a) hereto includes a true, complete and current list of all the customers of the Telecommunication Business actually billed in the past 30 days. Except as set forth in Schedule 5.25(a) hereto, no customer of Telecarrier accounted for more than five percent (5%) of Telecarrier's revenues during fiscal year 1998, 1997 or 1996.

                  (b) Telecarrier has Subsisting Contracts in writing with each licensor, developer, remarketer, distributor and supplier of property or services to Telecarrier. Schedule 5.25(b) identifies each such Person to whom Telecarrier paid in the aggregate $10,000 or more during the most recent fiscal year, together with, in each case, the amount paid or billed during such period.

                  (c) To the best knowledge of Telecarrier and the Stockholders, and except as may result solely from a public announcement of the transactions contemplated by this Agreement, there is no reason why the relationship with any Person referred to in paragraphs (a) or (b) of this Section 5.25 might not be continued indefinitely by Purchaser, after its acquisition of the Telecommunication Business, at least at substantially the same level of business and on substantially the same terms as Telecarrier experienced during the twelve
(12)-month period preceding the Closing. No customer or supplier listed on Schedules 5.25(a) and (b) has notified Telecarrier in writing of an intention on its part to terminate such customer's or vendor's agreement for services with Telecarrier. None of Telecarrier or any of the Stockholders have taken any actions specifically intended to lead to the termination of any such Person's agreement with Telecarrier.

         5.26 Accounts Receivable. Except as set forth in Schedule 5.26 hereof, all trade accounts receivable of Telecarrier have arisen in the ordinary course of business in arms-length transactions for goods actually sold and services actually performed and are collectible in the ordinary course of business. Telecarrier has available in its records copies of invoices and of customer agreements with respect to all such accounts receivable.

         5.27 Product Liabilities. (a) Telecarrier has been notified in the ordinary course of business by users of its products or services about alleged "defects", "deficiencies" or "unsatisfactory operational characteristics" with respect to products offered prior to the Closing or services rendered by Telecarrier prior to the Closing. The practice of Telecarrier in handling such notifications has been to investigate and provide a product fix or to include an enhancement of the feature causing the notification in a future version of the product or service. No such prior notification has resulted in litigation. No Stockholder has any reason to believe that any liability, damage, loss, cost or expense ("Liability") incurred as a result of such condition would be deemed to be material or that any such condition would constitute a breach of any express or implied warranty (including without limitation any warranty of merchantability or fitness), any doctrine of common law (tort, contract or other), or any statutory provision or other legal principle, and irrespective of whether the Liability for such deficiency has been assumed by the Purchaser or is covered by insurance.

         5.28 Broker's Fees. None of Telecarrier, the Stockholders or anyone acting on their behalf have made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement, other than fees of RFC Capital which shall be paid pursuant to Section 6.05 hereof.

         5.29 Related-Party Transactions. Except as set forth on Schedule 5.29, Telecarrier is not a party to any contract, agreement, license, lease or arrangement with, or any other commitment to, directly or indirectly, (1) any officer or salaried employee of Telecarrier in office within two (2) years of the date of execution hereof; (2) any corporation, trust or other entity in which any such officer or salaried employee has a material equity or participating interest; or (3) or any partnership in which any such officer or salaried employee has a partnership or participating interest, in each case, relating to or involving the Telecommunication Business, except, in each instance, for existing compensation arrangements listed in Schedule 5.24. Each such contract, agreement, license, lease, arrangement and commitment listed was entered into by Telecarrier in the ordinary course of business upon terms that are fair and reasonable to Telecarrier without regard to the status and relationship of such parties.

         5.30 Net Book Value. The net book value of Telecarrier on December 31, 1999, determined in accordance with GAAP, equaled or exceeded $1.00.

         5.31 Disclosure. No representation or warranty by Telecarrier or any Stockholder in this Agreement and no statement contained herein or in any document (including, without limitation, financial statements, exhibits and schedules), certificate, or other writing furnished or to be furnished by Telecarrier or any Stockholder to the Purchaser pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading. Telecarrier and the Stockholders have disclosed to the Purchaser all facts known or reasonably available to Telecarrier or any Stockholder that are material to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Telecarrier. Except as specifically set forth in this Agreement, neither Telecarrier nor the Stockholders makes any representation or warranty to eLEC.

         5.32 Form of Entity. Since Telecarrier's formation, it has been treated as an "S" corporation for Federal income tax purposes. Telecarrier has provided its form of election to eLEC.

         5.33 Bank Accounts.  Schedule 5.33 contains a true and complete list of
(a) the names and locations of all financial institutions at which Telecarrier maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all Persons authorized to draw against any funds therein and (b) the names of all Persons holdings powers of attorney from Telecarrier.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

  The Purchaser hereby represents and warrants to the Stockholders as follows:

         6.01 Corporate Organization; Due Authorization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power to execute, deliver and perform this Agreement and any Related Document to which it is a party. Mergeco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Agreement and any Related Document to which it is a party. The execution, delivery and performance of this Agreement and the Related Documents to which it is a party have been duly and validly authorized by all necessary corporate actions on the part of the Purchaser or Mergeco, as the case may be (or will be so authorized prior to Closing), and constitute valid and binding obligations of the Purchaser or Mergeco, as the case may be, enforceable in accordance with their terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Mergeco is a first tier subsidiary of the Purchaser.

         6.02 Authorization. Each of the Purchaser and Mergeco has all requisite power and authority to enter into this Agreement and each Related Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by each of the Purchaser and Mergeco to authorize the execution, delivery and performance of this Agreement and the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken (or will be so taken prior to Closing).

         6.03 Consents and Approvals of Governmental Authorities. Except as set forth on Schedule 6.03, no consent, permit, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or any court or other tribunal, and no consent or waiver of any third party is required to be obtained by the Purchaser or Mergeco in connection with the execution, delivery and performance of this Agreement, the Related Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for informational filings with the Securities and Exchange Commission and as may be required under state securities or "blue sky" laws.

         6.04 No Violation. The execution and delivery by the Purchaser and Mergeco of this Agreement and each Related Document to which it is a party by the signatories thereto, and the consummation by the Purchaser and Mergeco of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon any of the properties or assets of the Purchaser or Mergeco, as the case may be, under, any provision of (i) the Certificate of Incorporation or By-laws of the Purchaser or Mergeco, as the case may be, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which the Purchaser or Mergeco, as the case may be, is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or Mergeco, as the case may be, or their respective property or assets.

         6.05 Broker's Fees. Other than fees payable to RFC Capital, which fees shall be borne by the Purchaser, neither the Purchaser nor anyone acting on its behalf has made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

         6.06 Delivery of Documents; Securities Law Matters. eLEC has delivered to the Stockholders its Annual Report on Form 10-K for the fiscal year ended November 30, 1998, its Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1999, May 31, 1999 and February 28, 1999, its Current Reports on Form 8-K dated August 11, 1999, as amended, and November 16, 1999, its Proxy Statement dated October 6, 1999, and its Registration Statement on Form S-3 filed with the Securities and Exchange Commission on January 12, 2000 (collectively, the "eLEC Commission Reports"). As of the date of each such filing, the eLEC Commission Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. eLEC has filed all forms, reports and documents with the Securities and Exchange Commission required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder.

         6.07     Capital Stock.

                  (a) The authorized capital stock of eLEC consists of 20,000,000 shares of eLEC Common Stock, of which 11,450,164 shares are issued and outstanding (prior to any issuance of eLEC Common Stock hereunder) and 1,000,000 shares of preferred stock, par value $0.10 per share, of which 176 shares of Series A preferred stock are issued and outstanding.

                  (b) There are no statutory or contractual stockholders, preemptive rights or rights of first refusal with respect to the issuance of the Issued Shares, the Additional Shares or the Satisfaction Shares hereunder. Assuming the accuracy of the representations of the Stockholders hereunder, eLEC has not violated any applicable federal or state securities laws in connection with the issuance of the Issued Shares, the Additional Shares or the Satisfaction Shares.

                  (c) The shares of eLEC Common Stock to be issued and delivered pursuant to the terms of this Agreement have been duly authorized and will, when so issued and delivered, be validly issued, fully paid and non-assessable. No shareholder of eLEC is entitled as such to any preemptive or other rights to subscribe for any of the shares of eLEC Common Stock to be issued and delivered pursuant to the terms of this Agreement.

         6.08 Litigation. There is no action, proceeding or investigation pending or, to the best knowledge of eLEC, threatened:

                  (a) that questions or challenges the validity of, or seeks damages or equitable relief on the basis of, this Agreement or any action taken or to be taken by eLEC pursuant to this Agreement or in connection with the transactions contemplated hereby; or.

                  (b) that might affect the right of the Stockholders after the Closing Date to own the Issued Shares or any Additional Shares; nor to the knowledge of eLEC is there any valid basis for any such action, proceeding or investigation.

                                   ARTICLE VII
                              CONDITIONS TO CLOSING
                              ---------------------

         7.01 Conditions Precedent to the Obligations of Purchaser and Mergeco Hereunder. All obligations of the Purchaser and Mergeco hereunder are subject to the fulfillment, to the satisfaction of the Purchaser, Mergeco and their legal counsel, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Purchaser and Mergeco in their sole discretion):

                  (a) The representations and warranties contained in Article V hereof, the Schedules hereto and in all certificates and other documents delivered or to be delivered by Telecarrier or any Stockholder pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date.

                  (b) Telecarrier and each Stockholder shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it or him or her on or prior to the Closing.

                  (c) No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which seeks to restrain, enjoin, prevent the consummation or otherwise affect the transactions contemplated by this Agreement or which questions the validity or legality of the transactions contemplated hereby.

                  (d) The Certificate of Merger shall have been executed and filed with the Secretary of State of Delaware.

                  (e) The Merger and the transactions contemplated by this Agreement shall have been approved and ratified by all necessary and appropriate corporate proceedings including, without limitation, approval by the Stockholders and the Board of Directors of Telecarrier as required under the applicable provisions of Delaware law.

                  (f) The Stockholders shall have delivered to the Purchaser, or caused to be delivered to Purchaser, the other items required to be delivered to the Purchaser in accordance with Section 3.02 hereof.

                  (g) The Purchaser shall have completed its business and legal due diligence investigation of Telecarrier to its reasonable satisfaction.

                  (h) Telecarrier and the Stockholders shall have furnished Purchaser and Mergeco with such certificates of Telecarrier or the Stockholders, as applicable, to evidence compliance with the conditions set forth in this
Section 7.01 as may reasonably be requested by Purchaser, Mergeco or their legal counsel.

         7.02 Conditions Precedent to the Obligations of Telecarrier and the Stockholders Hereunder. All obligations of Telecarrier and the Stockholders hereunder are subject to the fulfillment to the satisfaction of Telecarrier, the Stockholders and their legal counsel, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Telecarrier and the Stockholders in their sole discretion):

                  (a) The representations and warranties contained in Article VI hereof, the Schedules hereto and in all certificates and other documents delivered or to be delivered by eLEC pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date.

                  (b) The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing.

                  (c) No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or which questions the validity or legality of the transactions contemplated hereby.

                  (d) The Certificate of Merger shall have been executed and filed with the Secretary of State of Delaware.

                  (e) The Merger and the transactions contemplated by this Agreement shall have been approved and ratified by all necessary and appropriate corporate proceedings, as required under the applicable provisions of Delaware law.

                  (f) The Purchaser shall have delivered to the Stockholders, or caused to be delivered to the Stockholders, the other items required to be delivered to the Stockholder in accordance with Section 3.03 hereof.

                  (g) Purchaser and Mergeco shall have furnished Telecarrier and the Stockholders with such certificates of Purchaser or Mergeco, as applicable, to evidence compliance with the conditions set forth in this Section 7.02 as may reasonably be requested by Telecarrier and the Stockholders or their legal counsel.

         7.03 Frustration of Conditions. No party may rely upon the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to cause the Closing to occur.

                                  ARTICLE VIII
                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION
                         -------------------------------

         8.01 Survival of Representations and Warranties. All representations and warranties made by any party hereto in this Agreement or in the attached Schedules or in any exhibit or certificate delivered pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of any other party through June 30, 2001, except with respect to Sections
5.18 and 5.23, which shall survive until January 21, 2003, and Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.10, 5.24, 6.01, 6.02, 6.04 and 6.07, which shall survive until the expiration of the statute of limitations applicable thereto. No investigation by any party hereto shall relieve any other party hereto from any liability for any misrepresentation, misleading statement or omission made in this Agreement or in connection with the transactions contemplated hereby.

         8.02 Notice of Damages. A party seeking indemnity hereunder (the "Indemnified Party") will give the party from whom indemnity is sought hereunder (the "Indemnitor") prompt notice (hereinafter, the "Indemnification Notice") of any demands, claims, actions or causes of action (collectively, "Claims") asserted against the Indemnified Party. Failure to give such notice shall not relieve the Indemnitor of any obligations which the Indemnitor may have to the Indemnified Party under this Article VIII, except to the extent that such failure has materially adversely prejudiced the Indemnitor under the provisions for indemnification contained in this Agreement. For purposes of this Article VIII, Purchaser, on the one hand, and the Stockholders, on the other hand, shall be deemed to be the "Indemnified Party" or the "Indemnitors", as the case may be.

         8.03     Agreements to Indemnify.

                  (a) Subject to the terms and conditions of this Article VIII, the Stockholders jointly and severally covenant and agree to indemnify, defend and hold harmless the Purchaser and its Affiliates (including any officer, director, stockholder, partner, member, employee, agent or representative of any thereof) (a "Purchaser Affiliate") from and against all assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable fees and expenses of legal counsel chosen by the Purchaser or a Purchaser Affiliate (collectively, "Damages"), imposed upon or incurred by the Purchaser or a Purchaser Affiliate arising out of or in connection with or resulting from any breach of any representation or warranty of, or nonfulfillment of any covenant or agreement of, either Telecarrier or any Stockholder contained in or made pursuant to this Agreement or any Schedule hereto, or any certificate furnished or to be furnished to the Purchaser hereunder or thereunder.

                  (b) The Purchaser covenants and agrees to indemnify, defend and hold harmless the Stockholders and their respective Affiliates (including any successor or assigns, officer, director, stockholder, partner, member, employee, agent or representative thereof) ("Stockholder Affiliates") from and against all Damages imposed upon or incurred by such indemnified party arising out of or in connection with or resulting from any breach of any representation or warranty of, or nonfulfillment of any covenant or agreement of, the Purchaser contained in or made pursuant to this Agreement or any Schedule hereto, or any certificate or other instrument furnished or to be furnished to Stockholders hereunder or thereunder.

                  (c) The Indemnitor shall reimburse an Indemnified Party promptly after delivery of an Indemnification Notice certifying that the Indemnified Party has incurred Damages after compliance with the terms of this
Article VIII, provided, however, that the Indemnitor shall have the right to contest any such Damages in good faith.

         8.04 Conditions of Indemnification of Third Party Claims. The obligations and liabilities of an Indemnitor under Section 8.03 hereof with respect to Damages resulting from Claims by Persons not party to this Agreement shall be subject to the following terms and conditions:

                  (a) Promptly after delivery of an Indemnification Notice in respect of a Claim and subject to paragraph (c) of this Section 8.04, the Indemnitor may elect, by written notice to the Indemnified Party, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of Indemnitor. If the Indemnitor chooses to defend any claim, the Indemnified Party shall cooperate with all reasonable requests of the Indemnitor and shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

                  (b) In the event that the Indemnitor, within a reasonable time after receipt of an Indemnification Notice, does not so elect to defend such Claim, the Indemnified Party will have the right (upon further notice to the Indemnitor) to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim pursuant to the terms of paragraph (a) of this Section
8.04 at any time prior to settlement, compromise or final determination thereof, provided, that the Indemnitor reimburses in full all costs of the Indemnified Party (including reasonable attorney's fees and expenses) incurred by it in connection with such defense prior to such assumption.

                  (c) Anything in this Section 8.04 to the contrary notwithstanding, (i) if the Indemnified Party believes there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate in the defense, compromise or settlement of such Claim, provided that the Indemnitor shall not be liable for expenses of separate counsel of the Indemnified Party engaged for such purpose, and (ii) no Person who has undertaken to defend a Claim under
Section 8.04(a) hereof shall, without written consent of all Indemnified Parties, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Parties from all liability arising from events which allegedly give rise to such Claim.

         8.05 Limitation on Indemnification. Notwithstanding anything to the contrary provided elsewhere in this Agreement, the obligations of any Indemnitor under this Agreement to indemnify any Indemnified Party with respect to any Claim pursuant to Section 8.03 shall be of no force and forever barred unless the Indemnified Party has given the Indemnitor notice of such claim prior to June 30, 2001; provided that with respect to Sections 5.18 and 5.23, notice of such claim shall be given prior to January 21, 2003, and provided that there shall be no time limit for Claims made for a breach of the representations and warranties contained in Sections 5.01, 5.02, 5.03, 5.04, 5.05, 5.10, 5.24, 6.01,
6.02, 6.04 and 6.07 other than the statute of limitations applicable thereto. In any event, the parties shall fully cooperate with each other and their respective counsel in accordance with Section 8.04 in connection with any such litigation, defense, settlement or other attempted resolution. Nothing in this
Section 8.05 shall be construed to limit the obligation of the Purchaser to issue the Additional Shares pursuant to the terms of this Agreement.

         8.06 Limitation upon De Minimis Indemnification Obligations. No party shall be required to indemnify another party hereunder until such time as the Indemnified Party's actual damages and losses in the aggregate equal or exceed $25,000, and then only to the extent of the excess. This limitation shall not apply to the issuance of the Reserved Shares or the Additional Shares.

         8.07 Sole Remedy. The provisions of this Article VIII shall be the sole remedy for money damages of the parties hereto with respect to the matters herein.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         9.01 Expenses. Except as otherwise provided herein, each of the parties hereto will pay its own expenses incurred by or on its behalf in connection with this Agreement or any transaction contemplated by this Agreement, whether or not such transaction shall be consummated, including without limitation all fees of its respective legal counsel and accountants.

         9.02 Notices. All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by telecopy (with immediate confirmation), one business day after being sent if by nationally recognized overnight courier or if mailed, then four days after being sent by certified or registered mail, return receipt requested with postage prepaid:

                  (i)      If to the Stockholders, to:

                                    MICHAEL LAGANA
                                    26 Grandview Drive
                                    Holmdel, New Jersey 07733

                           and

                                    ZINA HASSEL
                                    53 Ivanhoe Drive
                                    Manalapan, New Jersey 07726

                           with a copy to:

                                    BERKOWITZ, LICHTSTEIN, KURITSKY,
                                    GIASULLO & GROSS, LLC
                                    443 Northfield Avenue
                                    West Orange, New Jersey 07052
                                    Attention:  Jonathan M. Gross, Esq.
                                    Telecopy:  (973) 325-7930

                  (ii)     If to eLEC or Telecarrier, to:

                                    eLEC COMMUNICATIONS CORP.
                                    37 North Avenue
                                    Norwalk, Connecticut 06851
                                    Attention:  Chief Executive Officer
                                    Telecopy:  (203) 750-1003

                           with a copy to:

                                    PRYOR CASHMAN SHERMAN &
                                    FLYNN LLP
                                    410 Park Avenue
                                    New York, New York 10022
                                    Attention: Eric M. Hellige, Esq.
                                    Telecopy: (212) 326-0806

or, in each case, to such other Person or address as any party shall furnish to the other parties in writing.

         9.03 Binding; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that the Purchaser may assign all or part of this Agreement and its rights hereunder (a) to a Purchaser Affiliate or (b) from and after the Closing to a Person, not a party to this Agreement, who acquires substantially all of the assets of the Purchaser and who assumes all of the obligations of the Purchaser hereunder, provided in each such case that no such assignment shall release the Purchaser from its duties and obligations hereunder.

         9.04 Severability; Suspension Provisions. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

         9.05     Governing Law; Arbitration.

                  (a) All of the terms, conditions, and other provisions of this Agreement shall be interpreted and governed by reference to the laws of the State of New York, and any dispute arising therefrom and the remedies available shall be determined in accordance with such laws without giving effect to the principles of conflicts of law.

                  (b) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or validity thereof (a "Dispute"), shall first be negotiated between Mr. Michael Lagana or his designee (on behalf of Stockholders), on the one hand, and the Chief Executive Officer of Purchaser or his designee (on behalf of the Purchaser), on the other hand, for attempted resolution by good faith negotiation within thirty
(30) days after the parties have been notified that a Dispute exists.

                  (c) In the event that Mr. Michael Lagana and the Chief Executive Officer of Purchaser (or their designees) are unable to resolve such Dispute within such thirty (30) day period, said Dispute shall be submitted to binding arbitration before the American Arbitration Association ("AAA") in accordance with its rules of Commercial Arbitration. The decision of the arbiter shall be final and binding upon the parties, and it may be entered in any court of competent jurisdiction. The arbitration shall take place in New York, New York. The arbiter shall be bound by the laws of the State of New York applicable to all relevant privileges and the attorney work product doctrine. The arbiter shall have the power to grant equitable relief where applicable under New York law and shall not be entitled to make an award of punitive damages. The arbiter shall issue a written opinion setting forth its decision and the reasons therefor within thirty (30) days after the arbitration proceeding is concluded. The obligation of the parties to submit any dispute arising under or related to this Agreement to arbitration as provided in this Section shall survive the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, any party may seek an injunction or other appropriate relief from a court of competent jurisdiction to preserve or protect the status quo with respect to any matter pending conclusion of the arbitration proceeding, but no such application to a court shall in any way be permitted to stay or otherwise impede the progress of the arbitration proceeding. Each party shall pay its own costs (including, without limitation, attorney's fees and disbursements) and expenses in connection with any arbitration proceeding.

                  (d) The Purchaser, Telecarrier and the Stockholder hereby consent to the jurisdiction of the AAA and the courts of the State of New York and the United States District Courts in the State of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any arbitration, suit, action or other proceeding arising out of any of their obligations arising hereunder or with respect to the transactions contemplated hereby and expressly waive any and all objections they may have as to venue in any of such courts.

                  (e) Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party and its, his or her counsel at their respective addresses specified in Section 9.02

         9.06 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.07 Headings. The title of this Agreement and the headings of the Sections and Articles of and the Schedules to this Agreement are for reference purposes only and shall not be used in construing or interpreting this Agreement.

         9.08 Entire Agreement; Amendment; Waiver. This Agreement, including any exhibits and schedules hereto and other documents, instruments and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged therewith. The waiver of breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition.

         9.09 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

         9.10 Publicity. From the date hereof through the Closing Date, except as required by law, none of Stockholders, Telecarrier or Purchaser shall make any announcement of the transactions contemplated hereby without the prior written consent of the other parties. From and after the Closing Date, except as otherwise required by law, none of Stockholders or Telecarrier shall make any announcement, issue any press release or disseminate information to the press or any third party regarding this Agreement or the transactions contemplated by this Agreement without the prior written consent of the Purchaser. The parties will cooperate with each other for an internal announcement designed to provide information to employees of Telecarrier as to transition issues and to promote a smooth transition.

         9.11 Reference to Days. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York, all on the day and year first above written.

                                   PURCHASER:

                                                 eLEC COMMUNICATIONS CORP.


                                                 By:/s/ Paul H. Riss
                                                    ----------------
                                                    Paul H. Riss
                                                    Chief Executive Officer


                                                 eLEC COMMUNICATIONS SUB I, INC.


                                                 By:/s/ Paul H. Riss
                                                    ----------------
                                                    Paul H. Riss
                                                    Chief Executive Officer

                                  TELECARRIER:

                                                 TELECARRIER SERVICES, INC.


                                                 By:/s/ Michael Lagana
                                                    ------------------
                                                    Michael Lagana
                                                    President

                                  STOCKHOLDERS:

                                                    /s/ Michael Lagana
                                                    -------------------
                                                    MICHAEL LAGANA


                                                    /s/ Zina Hassel
                                                    ----------------
                                                    ZINA HASSEL